Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Andrew P. Blocher, the Senior Vice President and Chief Financial Officer of Federal Realty Investment Trust (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q/A for the period ended March 31, 2009 (the “Report”). The undersigned hereby certifies, to the best of his knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 25, 2009	/s/ Andrew P. Blocher
Andrew P. Blocher,
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)